Exhibit 99

Contacts:

Michael J. Shea	Jim Buckley
Chief Financial Officer	Executive Vice President.
Mac-Gray Corporation	Sharon Merrill Associates, Inc
781-487-7610	617-542-5300
Email: mshea@macgray.com	Email: jbuckley@investorrelations.com

Mac-Gray Corporation Announces Fourth Quarter
and Full Year 2006 Financial Results

WALTHAM, MA, March 1, 2007 — Mac-Gray Corporation (NYSE: TUC), the nation’s premier provider of laundry facilities management services and energy-efficient MicroFridge® appliances to multi-unit housing locations, today announced financial results for the fourth quarter and year-ended December 31, 2006.

Mac-Gray reported fourth-quarter revenue of $72.6 million, an increase of 4.8% from 2005 fourth-quarter revenue of $69.3 million.  Net loss for the quarter was $1.0 million, or $0.08 per share, compared with fourth-quarter 2005 net income of $1.6 million, or $0.12 per diluted share.  Fourth-quarter 2006 net loss includes pre-tax non-cash items consisting of a $2.5 million impairment charge related to the reprographics business which we reported on February 1, 2007, a $259,000 expense for stock-based compensation, a loss of  $73,000 on the early extinguishment of debt, and a loss of $56,000 related to derivative instruments.  Fourth-quarter 2005 net income included a gain of $217,000 on the change in value of derivative instruments, and a charge of $316,000 related to the 2005 Florida hurricanes.  Excluding these items from both periods, adjusted net income for the fourth quarter of 2006 was $606,000, or $0.05 per diluted share, compared with adjusted net income of $1.7 million, or $0.12 per diluted share, for the fourth quarter of 2005.

Please refer to Table 1, included at the end of this news release, for a reconciliation of net income, as reported, to net income, as adjusted.

For the fourth quarter of 2006, Mac-Gray’s earnings before interest expense, provision for income taxes, depreciation and amortization expense (EBITDA) was $13.7 million, compared with $13.9 million in the year-earlier quarter.  EBITDA, as adjusted for the items described above relating to asset impairment, stock-based compensation, derivative instruments, early extinguishment of debt, and the 2005 hurricanes, was $14.1 million for the fourth quarter of 2006, compared with $14.0 million in the year-earlier quarter.

Please refer to Table 2, included at the end of this news release, for a reconciliation of net income to EBITDA and EBITDA, as adjusted.

“During the fourth quarter, our laundry facilities management business continued its growth pattern, with a 7.4% increase in revenue compared with the fourth quarter of 2005,” said Stewart G. MacDonald, Mac-Gray’s chairman and chief executive officer. “Our consolidated bottom-line results were affected by a number of factors including an unfavorable product mix within Product Sales and higher costs related to first-year Sarbanes-Oxley 404 compliance.  As we announced on February 1st, the largest factor in the quarter was a one-time non-cash impairment charge reflecting a write-down of the assets in our reprographics business.

“We determined that our reprographics business did not afford us the synergies it once did and no longer aligned with our growth strategy.  We wrote down the book value of the division’s assets to its estimated fair value.  Due to student Internet usage and a shift in printing policy by school libraries, our reprographics revenue has continued to decrease — shrinking 16% in 2006 to $2.5 million.  As a result, we do not intend to extend this business beyond its current contracts.

“Our primary focus remains on our core laundry facilities management business, which continues to produce a strong cash flow.  As a result of the cash we generated during the fourth quarter, we reduced our total funded debt by $8.6 million since September 30, 2006, even while spending approximately $29 million on new and renewed laundry facility contracts and related incentive payments.

Full-Year 2006 Results

For the year ended December 31, 2006, Mac-Gray reported record revenue of $279.3 million, an increase of 7.2% from revenue of $260.6 million for 2005.  Revenue in the core laundry facilities business was up 8.4% in 2006, consisting of 4.3% organic growth and the balance attributable to acquisitions made during the year.  Net income for 2006 was $856,000, or $0.06 per diluted share, compared with $12.1 million, or $0.91 per diluted share, for 2005.

Full-year 2006 earnings include:

•                  a $2.5 million pre-tax non-cash impairment charge related to the impairment of assets of the reprographics business;

•                  a $1.1 million pre-tax non-cash stock-based compensation expense;

•                  a $96,000 pre-tax non-cash loss related to derivative instruments; and

•                  a $73,000 pre-tax non-cash loss on the early extinguishment of debt.

Full-year 2005 earnings included:

•                  a $10.8 million pre-tax gain on the sale of real estate;

•                  a $1.9 million pre-tax gain related to derivative instruments;

•                  a $668,000 pre-tax non-cash loss on the early extinguishment of debt; and

•                  a $316,000 pre-tax charge related to hurricanes Katrina and Wilma.

Excluding the above items from both periods, adjusted net income for 2006 was $4.1 million, or $0.31 per diluted share, compared with $5.2 million, or $0.39 per diluted share, for the comparable period in 2005.

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For 2006, Mac-Gray’s earnings before interest expense, provision for income taxes, depreciation and amortization expense (EBITDA) was $53.9 million, compared with $64.1 million in the year-earlier period.  EBITDA, as adjusted for the items described above, increased 5.3% to $55.2 million for the year ended December 31, 2006, from $52.4 million for the same period of 2005.

Please refer to Tables 1 and 2, included at the end of this news release, for a reconciliation of reported net income to net income, as adjusted, EBITDA and EBITDA, as adjusted.

“Looking at our full-year results, we remain pleased with the performance and prospects for our laundry facilities management business.  For the year, this business increased its revenue by 8.4% to approximately $230 million through equal contributions from both organic growth and acquisitions.  By applying our experience with integrating acquired facilities management companies, we successfully completed seven acquisitions in 2006, all of which contributed to post integration profitability.

Business Outlook and Financial Guidance

“Looking ahead, we are excited about our prospects for 2007.  While 2006 included many unexpected events that lowered our earnings, our adjusted EBITDA increased by more than 5%, and we remain confident in our corporate strategy going forward.  We continue to seek opportunities to grow our company organically through new contracts, technology advances, vend increases and contributions from Product Sales.  We also will apply the acquisition formula that proved so successful in 2006 — acquiring laundry facilities operators that increase our density in existing markets.  We expect to report on one or more acquisitions in the next three months that we anticipate will be accretive to earnings this year,” concluded MacDonald.

Based on current market conditions and exclusive of any acquisitions, the Company’s outlook for 2007 includes: laundry facilities management revenue in the range of $230 million to $250 million; Product Sales revenue in the range of $43 million to $47 million; and capital expenditures in the range of $29 million to $33 million, including laundry facilities management contract incentives.

The foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to vacancy rates.  These estimates may be subject to fluctuations as a result of a number of factors and there can be no assurance that Mac-Gray’s actual results will not differ materially from the estimates set forth above.

Use of Non-GAAP Measures

In this release we use non-GAAP financial measures including adjusted net income, EBITDA and adjusted EBITDA.  We define EBITDA as net income before interest expense, provision for income taxes, and depreciation and amortization expense.  Adjusted net income, EBITDA and EBITDA as adjusted to exclude the items described above are not measures of our liquidity or financial performance under generally accepted accounting principles (GAAP) and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity.  Our management believes adjusted net income, EBITDA, and adjusted EBITDA are useful to investors because they help enable investors to evaluate our business in the same

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manner as our management.  Management uses adjusted net income, EBITDA and adjusted EBITDA to evaluate the Company’s historical and prospective financial performance, to set internal revenue targets and spending budgets, to measure operational profitability and the accuracy of forecasting, and as an important factor in determining variable compensation for management.  In addition, these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage.  Moreover, investors have historically requested, and the Company has historically reported, these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures.  These measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation.  Further, EBITDA and adjusted EBITDA exclude interest expense and depreciation and amortization expense, which represent significant and unavoidable operating costs given the level of indebtedness and the capital expenditures needed to maintain its business.  In addition, our measures of EBITDA and adjusted EBITDA are different from those used in the covenants contained in our senior credit facilities and the indenture governing our 7 5/8% senior notes.  Management compensates for these limitations by relying primarily on its GAAP results and by using EBITDA and adjusted EBITDA only supplementally and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

Non-GAAP financial measures are not in accordance with, or an alternative for generally accepted accounting principles in the United States.  The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

About Mac-Gray Corporation

Founded in 1927, Mac-Gray derives its revenue principally through the management of card- and coin-operated laundry facilities in multiple housing facilities such as apartment buildings, college and university residence halls, condominiums and public housing complexes.  Mac-Gray contracts its laundry facilities under long-term leases.  These leases typically grant Mac-Gray the exclusive contract rights to laundry facilities on the lessor’s premises for a fixed term, which is generally 7 to 10 years, in exchange for a negotiated portion of the revenue collected.  Mac-Gray serves approximately 58,000 multi-housing laundry facilities located in 43 states and the District of Columbia.

Mac-Gray also sells, services and leases commercial laundry equipment to commercial laundromats and institutions through its product sales division.  This division also includes the Company’s MicroFridge® business, where Mac-Gray sells its proprietary MicroFridge® line of products, which are combination refrigerators/freezers/microwave ovens utilizing patented Safe Plug™ circuitry.  The products are marketed throughout the United States to colleges, the federal government for military housing, hotels and motels, and assisted living facilities.  MicroFridge®

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also markets Maytag’s Magic Chef®, Amana® and Maytag® lines of home appliances under its MaytagDirect™ program throughout the United States.  MicroFridge® and Maytag® products bear the ENERGY STAR® designation.  To learn more about Mac-Gray, visit the Company’s website at www.macgray.com.

Intelligent Laundry Solutions™, Intelligent Laundry Systems™, LaundryView™, PrecisionWash™ and MaytagDirect™ are trademarks of Mac-Gray Corporation.  MicroFridge® is a registered trademark of Mac-Gray Corporation.  All other product names, service marks and trademarks mentioned herein are trademarks of their respective owners.

Safe Harbor Statement

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s current expectations regarding its financial results for the full-year 2007, potential acquisitions, and growth prospects.  The Company intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements.  Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the Company’s ability to identify and successfully acquire laundry facility business, successfully integrate acquired assets and operations, and service the increased debt incurred to finance acquisitions, as well as the risks that the Company will incur unanticipated costs related to the acquired operations or not realize expected revenues, synergies and cost savings, and those risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other reports subsequently filed with the Securities and Exchange Commission.

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MAC-GRAY CORPORATION

CONDENSED CONSOLIDATED INCOME STATEMENTS

(In thousands, except per share amounts)

	Three months ended		Year ended
	December 31,		December 31,
	2005	2006	2005	2006

Revenue	$69,294	$72,607	$260,623	$279,327
Cost of revenue:
Cost of facilities management revenue	36,994	39,936	142,052	153,861
Depreciation and amortization	7,977	9,250	31,337	35,156
Cost of products sold	10,058	9,465	36,173	37,352
Total cost of revenue	55,029	58,651	209,562	226,369

Gross margin	14,265	13,956	51,061	52,958

Operating expenses:
Selling, general and administration expenses	8,679	9,800	31,450	35,663
Impairment of assets	—	2,502	—	2,502
Loss on early extinguishment of debt	—	73	668	73
(Gain) loss on sale or disposal of assets, net	204	(55)	(10,735)	(32)
Total operating expenses	8,883	12,320	21,383	38,206

Income from operations	5,382	1,636	29,678	14,752

Interest expense, net	3,215	3,406	10,939	13,653
(Gain) loss related to derivative instruments	(217)	56	(1,876)	96
Income (loss) before provision for income taxes	2,384	(1,826)	20,615	1,003
Provision (benefit) for income taxes	770	(786)	8,563	147
Net income (loss)	$1,614	$(1,040)	$12,052	$856

Net income (loss) per common share — basic	$0.12	$(0.08)	$0.94	$0.07

Net income (loss) per common share — diluted	$0.12	$(0.08)	$0.91	$0.06

Weighted average common shares outstanding - basic	12,917	13,070	12,864	13,008

Weighted average common shares outstanding — diluted	13,522	13,070	13,283	13,448

MAC-GRAY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	December 31,	December 31,
	2005	2006
Assets
Current assets:
Cash and cash equivalents	$11,046	$11,994
Trade receivables, net of allowance for doubtful accounts	10,308	9,176
Inventory of finished goods	6,398	7,237
Prepaid expenses, facilities management rent and other current assets	9,961	13,912
Total current assets	37,713	42,319
Property, plant and equipment, net	118,459	118,654
Goodwill	37,941	38,454
Intangible assets, net	116,793	125,543
Prepaid expenses, facilities management rent and other assets	13,177	14,034
Total assets	$324,083	$339,004

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of capital lease obligations	$1,185	$1,245
Trade accounts payable and accrued expenses	22,724	22,953
Accrued facilities management rent	15,629	16,527
Deferred revenues and deposits	682	591
Total current liabilities	40,220	41,316
Long-term debt and capital lease obligations	165,493	175,823
Deferred income taxes	29,010	29,620
Other liabilities	759	605
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock of Mac-Gray Corporation ($.01 par value, 5 million shares authorized, no shares outstanding)	—	—
Common stock of Mac-Gray Corporation ($.01 par value, 30 million shares authorized, 13,443,754 issued and 12,924,340 outstanding at December 31, 2005, and 13,443,754 issued and 13,077,694 outstanding at December 31, 2006)	134	134
Additional paid in capital	69,032	70,544
Accumulated other comprehensive income	315	183
Retained earnings	24,513	24,580
	93,994	95,441
Less: common stock in treasury, at cost (519,414 shares at December 31, 2005 and 366,060 shares at December 31, 2006)	(5,393)	(3,801)
Total stockholders’ equity	88,601	91,640
Total liabilities and stockholders’ equity	$324,083	$339,004

MAC-GRAY CORPORATION

TABLE 1

Reconciliation of Reported Net Income to Adjusted Net Income

(In thousands, except  per share amounts)

	Three months ended		Year ended
	December 31,		December 31,
	2005	2006	2005	2006

Net income (loss), as reported	$1,614	$(1,040)	$12,052	$856

Income (loss) before provision for income taxes, as reported	$2,384	$(1,826)	$20,615	$1,003
Stock compensation expense (1)	—	259	—	1,147
Gain on non-recurring sale of assets (2)	—	—	(10,767)	—
Impairment of assets (3)	—	2,502	—	2,502
(Gain) loss related to derivative instruments (4)	(217)	56	(1,876)	96
Loss related to 2005 hurricanes	316	—	316	—
Loss on early extinguishment of debt (5)	—	73	668	73
Income before provision for income taxes, as adjusted	2,483	1,064	8,956	4,821
Provision for income taxes, as adjusted	802	458	3,717	707

Net income, as adjusted	$1,681	$606	$5,239	$4,114

Diluted earnings per share, as adjusted	$0.12	$0.05	$0.39	$0.31

(1)          On January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” (“FAS123(R)”).  These amounts represent expenses relating to issuances of equity awards during the periods presented.

(2)          Represents a pre-tax gain recognized in connection with the sale of the Company’s office and warehouse facility in Cambridge, Massachusetts on June 30, 2005.

(3)          Represents a pre-tax charge associated with the reprographics business unit.

(4)          Represents the unrealized (gain) loss on interest rate protection contracts, which do not qualify for hedge accounting treatment.

(5)          Represents unamortized costs related to terminated credit facilities.

To supplement the Company’s unaudited condensed consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, management has used a non-GAAP measure of net income.  Management believes presentation of this measure is appropriate to enhance an overall understanding of our historical financial performance and future prospects.  Adjusted net income, which is adjusted to exclude certain gains and losses from the comparable GAAP net income, is an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results.  These non-GAAP results are among the primary indicators management uses as a basis for evaluating the Company’s financial performance as well as for forecasting future periods.  For these reasons, management believes these non-GAAP measures can be useful to investors, potential investors and others.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or other measures prepared in accordance with GAAP.

MAC-GRAY CORPORATION

TABLE 2

Reconciliation of Reported Net Income to Earnings Before Interest, Taxes, Depreciation

and Amortization (“EBITDA”) and EBITDA, as adjusted

(In thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2005	2006	2005	2006

Net income (loss)	$1,614	$(1,040)	$12,052	$856

Interest expense, net	3,215	3,406	10,939	13,653
Provision (benefit) for income taxes	770	(786)	8,563	147
Impairment of assets	—	2,502	—	2,502
Depreciation and amortization	8,336	9,665	32,526	36,745

EBITDA	13,935	13,747	64,080	53,903

Stock compensation expense (1)	—	259	—	1,147
Gain on non-recurring sale of assets (2)	—	—	(10,767)	—
Loss related to 2005 hurricanes	316	—	316	—
(Gain) loss related to derivative instruments (3)	(217)	56	(1,876)	96
Loss on early extinguishment of debt (4)	—	73	668	73

EBITDA, as adjusted	$14,034	$14,135	$52,421	$55,219

(1)          On January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments,” (“FAS123(R)”).  These amounts represent expenses relating to issuances of equity awards in the periods presented.

(2)          Represents a pre-tax gain recognized in connection with the sale of the Company’s office and warehouse facility in Cambridge, Massachusetts on June 30, 2005.

(3)          Represents the unrealized (gain) loss on interest rate protection contracts, which do not qualify for hedge accounting treatment.

(4)          Represents unamortized costs related to terminated credit facilities.

EBITDA is defined as net income before interest expense, provision for income taxes, and depreciation and amortization expense.  Adjusted EBITDA is EBITDA further adjusted to exclude the items described in the table above.  We have excluded these items because we believe they are not reflective of our ongoing operating performance. EBITDA and Adjusted EBITDA are not measures of our liquidity or financial performance under GAAP and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity.

Our management believes EBITDA and Adjusted EBITDA are useful to investors because they help enable investors to evaluate our business in the same manner as our management.  Management uses EBITDA and Adjusted EBITDA as follows: (a) to evaluate the Company’s historical and prospective financial performance, (b) to set internal revenue targets and spending budgets, (c) to measure operational profitability and the accuracy of forecasting, and (d) as an important factor in determining variable compensation for management.  In addition, these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage.  Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures.  These measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation.  Further, EBITDA and Adjusted EBITDA exclude interest expense and depreciation and amortization expense, which represent significant and unavoidable operating costs given the level of indebtedness and the capital expenditures needed to maintain our business.  In addition, our measures of EBITDA and Adjusted EBITDA are different from those used in the covenants contained in our 2005 senior credit facilities and the indenture governing our 7 5/8% senior notes.  Management compensates for these limitations by relying primarily on our GAAP results and by using EBITDA and Adjusted EBITDA only supplementally and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.  The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.